                          INDEX TO FINANCIAL STATEMENTS
                                 DECORIZE, INC.

                                                                                             Page(s)
                                                                                             -------
     Independent Accountants Report of BKD, LLP                                               F-2
     Consolidated Balance Sheet at June 30, 2003 (unaudited) and 2002                         F-3
     Consolidated Statements of Operations for the Years ended                                F-5
              June 30, 2003 (unaudited) and 2002
     Consolidated Statement of Changes in Stockholders' Equity for the Years ended            F-6
              June 30, 2003 (unaudited) and 2002
     Consolidated Statements of Cash Flows for the Years ended                                F-7
              June 30, 2003 (unaudited) and 2002
     Notes to the June 30, 2003 (unaudited) and 2002 Consolidated Financial
     Statements                                                                               F-8
                                      F-1

                         Independent Accountants' Report

Board of Directors
Decorize, Inc.
Springfield, Missouri

We have audited the accompanying consolidated balance sheet of Decorize, Inc. as of June 30, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decorize, Inc. as of
June 30, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the
United States of America.

As discussed in Note 1, the Company changed its method of accounting for goodwill by adopting the provisions of Statement of Financial Accounting
Standards No. 142, Goodwill and Other Intangible Assets, in 2002.

                                   /s/BKD, LLP

Springfield, MO
September 3, 2003

                                      F-2

                                 Decorize, Inc.
                           Consolidated Balance Sheets
                       June 30, 2003 (Unaudited) and 2002

Assets

                                                                                   2003                2002
                                                                            ----------------------------------------
    Current Assets                                                              (Unaudited)

        Cash and cash equivalents                                             $        121,716   $        148,072

        Receivable:
             Trade accounts receivable, net of allowance 2003 -
          $287,530, 2002 - $215,158                                                    371,240             94,300
             Due from factor, net of advances 2003 - $1,570,553, 2002 -
          $1,182,788                                                                   443,529            951,118
             Other                                                                      25,906             54,304

        Inventories                                                                  3,046,031          2,252,372

        Prepaid expenses and other                                                     140,719             77,630
                                                                               ---------------    ---------------

               Total current assets                                                  4,149,141          3,577,796
                                                                               ---------------    ---------------

        Property and equipment, net                                                    520,919            403,921

        Goodwill                                                                     3,258,938          3,258,938

        Other                                                                          215,343             90,343
                                                                               ---------------    ---------------

                                                                                     3,995,200          3,753,202
                                                                               ---------------    ---------------

                                                                              $      8,144,341   $      7,330,998
                                                                               ===============    ===============

See Notes to Consolidated Financial Statements

                                      F-3

                                 Decorize, Inc.
                           Consolidated Balance Sheets
                       June 30, 2003 (Unaudited) and 2002

Liabilities and Stockholders' Equity

                                                                                   2003                2002
                                                                            ----------------------------------------
    Current Liabilities                                                         (Unaudited)
        Accounts payable                                                      $      1,432,387   $        818,366

        Accrued salaries and commissions                                               151,984            245,974

        Other accrued expenses                                                         316,368            183,155

        Current portion of long-term debt                                              285,900            462,970

        Current portion of capital lease obligations                                    49,200             27,447
                                                                               ---------------    ---------------

               Total current liabilities                                             2,235,839          1,737,912
                                                                               ---------------    ---------------

    Capital lease obligation, less current portion                                      97,134             34,712

    Long-term debt, less current portion                                                72,620            121,193

    Notes payable to stockholders                                                    1,803,010          1,645,703
                                                                               ---------------    ---------------

               Total liabilities                                                     4,208,603          3,539,520
                                                                               ---------------    ---------------

    Stockholders' Equity

        Preferred stock, $.001 par value; authorized 10,000,000 shares;
          none issued                                                                        -                  -

        Common stock, $.001 par value; 50,000,000 authorized, issued
          11,270,693 shares                                                             11,271             10,433

        Additional paid-in capital                                                   7,272,369          5,976,542

        Accumulated deficit                                                         (3,347,902)        (2,195,497)
                                                                               ----------------   ----------------

               Total stockholders' equity                                            3,935,738          3,791,478
                                                                               ---------------    ---------------

                                                                              $      8,144,341   $      7,330,998
                                                                               ===============    ===============

                                      F-4

                                 Decorize, Inc.
                        Consolidated Statements of Income
                 Years Ended June 30, 2003 (Unaudited) and 2002

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
    Net Sales                                                                 $     15,404,514   $     14,081,833

    Cost of Goods Sold                                                               9,614,317          9,140,368
                                                                               ---------------    ---------------
    Gross Profit                                                                     5,790,197          4,941,465
                                                                               ---------------    ---------------
    Operating Expenses
        Selling, general and administrative                                          6,027,234          5,682,428
        Stock compensation expense                                                      37,500            753,893
        Depreciation and amortization                                                  214,955            125,433
                                                                               ---------------    ---------------
                                                                                     6,279,689          6,561,754
                                                                               ---------------    ---------------
    Operating Loss                                                                    (489,492)        (1,620,289)
                                                                               ----------------   ----------------

    Other Income (Expense)
        Interest income                                                                  3,826              4,573
        Interest expense                                                              (250,749)          (204,778)
        Amortization of debt discount                                                 (463,625)          (125,000)
        Other                                                                           47,635            (38,648)
                                                                               ---------------    ----------------
                                                                                      (662,913)          (363,853)
                                                                               ----------------   ----------------

    Loss Before Income Taxes                                                        (1,152,405)        (1,984,142)
                                                                               ----------------   ----------------

    Provision for Income Taxes                                                               -             32,700
                                                                               ---------------    ---------------

    Net Loss                                                                  $     (1,152,405)  $     (2,016,842)
                                                                               ----------------   ----------------

    Basic and Diluted Loss Per Share                                              $      (0.11)       $      (0.20)
                                                                                  =============       =============

    Basic and Diluted Weighted-Average Shares Outstanding                           10,913,004         10,306,274
                                                                            ================== ==================

See Notes to Consolidated Financial Statements

                                      F-5

                                 Decorize, Inc.
                 Consolidated Statements of Stockholders' Equity
                 Years Ended June 30, 2003 (Unaudited) and 2002

                                      Common Stock              Additional         Accumulated
                                  Shares        Par Value     Paid-in Capital        Deficit               Total
                                  ------        ---------     ---------------        -------               -----

Balance, June 30, 2001            10,000,000        $10,000         $3,214,761          $(178,655)         $3,046,106

Issuance of common stock in
   connection with the
   acquisition of Faith
   Walk Designs, Inc.                161,443            162            509,838                   -            510,000
Issuance of stock warrants                 -              -            124,000                   -            124,000
Allocation of proceeds from
   issuance of convertible
   note payable to warrants
   and beneficial conversion               -              -            750,000                   -            750,000
Compensation related to
   issuance of stock
   options to a non-employee               -              -             45,000                   -             45,000
Net proceeds from sale of
   common stock, net of
   offering costs $10,679            270,000            270            624,051                   -            624,321
Issuance of common stock
   for services                        1,331              1              2,999                   -              3,000
Stock compensation expense
   related to stock options
   issued under Equity
   Incentive Plan                          -              -            705,893                   -            705,893
Net loss
                                           -              -                  -         (2,016,842)        (2,016,842)
                                  ----------      ---------         ----------        ------------        -----------

Balance, June 30, 2002            10,432,774        $10,433         $5,976,542        $(2,195,497)         $3,791,478

Stock compensation expense
   related to stock options
   issued under Equity
   Incentive Plan                          -              -             32,500                   -             32,500
Compensatory issuance of
   common stock                       34,348             35             51,838                   -             51,873
Net proceeds from issuance
   of common stock                   803,571            803            898,989                   -            899,792
Discount recorded on
   amended convertible term
   note                                    -              -            312,500                   -            312,500
Net loss
                                           -              -                 -          (1,152,405)        (1,152,405)
                                  ----------        -------         ----------        ------------        -----------

Balances, June 30, 2003,
(Unaudited)                       11,270,693        $11,271         $7,272,369        $(3,347,902)         $3,935,738
                                  ==========        =======         ==========        ============         ==========

See Notes to Consolidated Financial Statements

                                      F-6

                                 Decorize, Inc.
                      Consolidated Statements of Cash Flows
                 Years Ended June 30, 2003 (Unaudited) and 2002

                                                                                     2003                2002
                                                                            ----------------------------------------
    Operating Activities                                                        (Unaudited)
        Net income (loss)                                                     $     (1,152,405)  $     (2,016,842)
        Items not requiring (providing) cash
           Deferred income taxes                                                            --             32,700
           Depreciation and amortization                                               214,955            125,433
           Compensatory issuance of common stock and stock options                      84,373            753,893
           Amortization of debt discount included in interest expense                  463,625            125,000
           Loss (gain) on disposal of property and equipment                               991             (1,266)
        Changes in
           Trade accounts receivable                                                  (248,542)         1,091,465
           Due from factor                                                            (194,872)        (1,730,802)
           Inventories                                                                (793,659)          (305,303)
           Prepaid expenses and other current assets                                   (78,629)            30,615
           Accounts payable                                                            614,021            174,617
           Accrued expenses and other                                                   39,223           (174,194)
                                                                               ---------------    ---------------
               Net cash used in operating activities                                (1,050,919)        (1,894,684)
                                                                               ---------------    ---------------

    Investing Activities
        Purchase of property and equipment                                            (166,209)          (129,534)
        Proceeds from disposal of property and equipment                                 7,305             14,197
        Acquisition of Faith Walk Designs, Inc., net of cash acquired                       --           (295,812)
                                                                               ---------------    ---------------
               Net cash used in investing activities                                  (158,904)          (411,149)
                                                                               ---------------    ---------------

    Financing Activities
        Principal payments on long-term debt                                           (87,997)          (338,507)
        Proceeds from issuance of long-term debt                                            --            933,391
        Principal payments of stockholders' notes payable                             (131,463)           (51,505)
        Proceeds from issuance of stockholders' notes payable                               --            162,167
        Principal payments on capital lease obligations                                (40,154)           (17,514)
        Issuance of common stock, net of related expenses                              899,792            624,321
        Proceeds from issuance of common stock warrants                                     --             44,000
        Payment of costs of ongoing stock registration                                (159,172)                --
        Advances from factor, net                                                      702,461          1,008,372
                                                                               ---------------    ---------------
               Net cash provided by financing activities                             1,183,467          2,364,725
                                                                               ---------------    ---------------

    Increase (Decrease) in Cash and Cash Equivalents                                   (26,356)            58,892

    Cash and Cash Equivalents, Beginning of Year                                       148,072             89,180
                                                                               ---------------    ---------------
    Cash and Cash Equivalents, End of Year                                    $        121,716   $        148,072
                                                                               ===============    ===============

    Supplemental Cash Flows Information
        Interest paid                                                                 $210,019           $178,402
        Common stock warrants issued in connection with note payable                  $113,126           $276,515
        Beneficial conversion option associated with note payable                     $199,374           $473,485
        Promissory note issued to stockholder in exchange for repayment
          of note payable                                                             $288,607                 --
        Capital lease obligations incurred for property and equipment                 $124,328            $60,173

                                      F-7

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

Note 1: Nature of Operations and Summary of Significant Accounting Policies

    Nature of Operations

          Decorize, Inc. (Decorize) and its subsidiaries, collectively (the
          "Company"), is a manufacturer and wholesaler of imported home furnishings and home accent items. Products are sold primarily to retailers in the United States.

    Principles of Consolidation

          The consolidated financial statements include the accounts of
          Decorize, Inc. and its wholly owned subsidiaries, GuildMaster, Inc.
          and Faith Walk Designs, Inc. ("Faith Walk"). The results of operations of Faith Walk Designs, Inc. have been included in the consolidated financial statements from the effective date of the acquisition transaction (see Note 2). All significant intercompany accounts and transactions have been eliminated in consolidation.

    Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
          Actual results could differ from those estimates.

    Cash Equivalents

          The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At June 30, 2003 and
          2002, cash equivalents consisted primarily of certificates of deposit.

    Accounts Receivable

          Accounts receivable are stated at the amount billed to customers. The
          Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 to 60 days after the issuance of the invoice.
          Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Provision
          (credit) for bad debts was ($79,355) and $178,402 for the years ended
          June 30, 2003 and 2002, respectively.

          The Company has established relationships with several major customers. Sales to one customer accounted for 29.5% and 19.9% of total sales for the years ended June 30, 2003 and 2002, respectively.
          Sales for 2003 to another customer accounted for an additional 14.7%
          of total sales. The Company grants credit to customers who meet the
          Company's pre-established credit requirements and generally does not require collateral to secure payment of accounts receivable.

    Due From Factor

          Decorize and its subsidiaries regularly sell the majority of their accounts on a pre-approved, non-recourse basis under global factoring agreements. Accounts receivable sold are subject to pre-approval by the factor. The Company does not retain any interest in, or control of, the accounts receivable sold. The Company does not bear any credit risk relating to the sold receivables other than with regard to customer disputes that may require the Company to reacquire the disputed receivables from the factor. A portion of the sale proceeds is withheld by the factor for a period of time pursuant to the factoring agreement, which is reflected as due from

                                      F-8

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

          factor on the consolidated balance sheet. Advances of amounts due from factor bear interest at prime, and may be offset against amounts due to the Company at the factor's option. At June 30, 2003, the Company was not in compliance with certain financial restrictions of its factoring agreements. The factor has waived compliance with those restrictions at June 30, 2003.

    Inventory Pricing

          Inventories consist primarily of finished and unfinished home furnishings and accessories. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out
          (FIFO) method and includes the cost of ocean freight and docking fees.

    Property and Equipment

          Property and equipment are stated at cost less accumulated depreciation and are depreciated over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. As required by Statement of Position 98-1, Accounting for Costs of
          Computer Software Developed or Obtained for Internal Use, the Company
          capitalized $167,088 related to computer software developed or obtained for internal use in 2002. Depreciation has been computed by applying the straight-line method to each asset category over their estimated lives, as follows:

                                                                                  Balance at          Balance at
                         Category                         Estimated Life           June 30, 2003       June 30, 2002
----------------------------------------------------------------------------------------------------------------------
                                                                                    (Unaudited)
           Automobiles                                          5 years        $         36,198    $         14,718
           Warehouse and production equipment                  5-7 years                 63,682              62,939
           Computer software                                    3 years                 167,088             167,088
           Office and computer equipment                       3-7 years                481,335             241,323
           Leasehold improvements                             Lease term                 77,521              71,606
                                                                                ---------------     ---------------
           Total                                                                        825,824             557,674
           Less accumulated depreciation                                                304,905             153,753
                                                                                ---------------     ---------------
           Property and equipment, net                                         $        520,919    $        403,921
                                                                                ===============     ===============

   Impairment of Long-lived Assets

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When events or changes in circumstances indicate an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of the asset. If the sum of the expected undiscounted future cash flows is less than the carrying value of the asset, an impairment loss is recognized. The impairment loss is recognized by measuring the difference between the carrying value of the assets and the estimated fair value of the assets. The
          Company's estimates of fair values are based on the best information available and require the use of estimates, judgments and projections as considered necessary. The actual results may vary significantly. No impairment losses have been recorded in 2003 and 2002.

    Goodwill

          Effective July 1, 2001, the Company adopted the provisions of
          Statement of Financial Accounting Standards No. 142, Goodwill and
          Other Intangible Assets (SFAS No. 142), which was issued by the
          Financial Accounting Standards Board (FASB) in July 2001. SFAS No. 142
          requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. SFAS No. 142 also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. The

                                      F-9

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

          Company has not recorded a charge as a result of the required impairment tests in 2003 and 2002, nor was amortization of goodwill required in any prior period.

    Income Taxes

          Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized. The Company files consolidated income tax returns with its subsidiaries.

    Revenue Recognition

          Revenue from the sale of the Company's products is recognized as products are delivered to customers. Any customer deposits relate to amounts received in advance from customers for unshipped orders.

    Advertising Costs

          The Company expenses advertising costs as they are incurred.
          Advertising expense for the years ended June 30, 2003 and 2002, was
          $38,161 and $349,086, respectively.

    Loss Per Share

          Basic and diluted loss per share are computed by dividing the net loss by the weighted-average number of common shares outstanding during the period and excludes the otherwise dilutive effects of outstanding stock options and warrants as their effects would be anti-dilutive.

    Stock-based Compensation

          At June 30, 2003 and 2002, the Company had a stock-based employee compensation plan, as more fully described in Note 11. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to
          Employees, and related Interpretations. Stock-based employee compensation cost is reflected in net income, as some options granted under those plans had an exercise price below the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value provisions of FASB Statement No.
          123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                                      Year Ended June 30
                                                               2003                         2002
                                                   ----------------------------------------------------------
                                                              (Unaudited)
            Net loss, as reported                        $        (1,152,405)         $        (2,016,842)
            Add stock-based employee
              compensation expense included in
              reported net income, net of  tax
              effects                                                 37,500                      734,390
            Less total stock-based employee
              compensation expense determined
              under the fair value based method                     (454,730)                  (1,254,590)
                                                          ------------------           ------------------
            Pro forma net loss                           $        (1,569,635)         $        (2,537,042)
                                                          ==================           ==================

            Loss per share

                                      F-10

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

            Basic - as reported                          $             (0.11)         $             (0.20)
                                                          ==================           ==================

            Basic - pro forma                            $             (0.14)         $             (0.25)
                                                          ==================           ==================

            Diluted - as reported                        $             (0.11)         $             (0.20)
                                                          ==================           ==================

            Diluted - pro forma                          $             (0.14)         $             (0.25)
                                                          ==================           ==================

          The Company adopted Financial Accounting Standards Board
          Interpretation No. 44 (FIN 44), Accounting for Certain Transactions
          Involving Stock Compensation, an Interpretation of APB No. 25,
          effective July 1, 2000. In accordance with FIN 44, when an award is modified to accelerate vesting, a new measurement date results (see
          Note 9).

    Financial Instruments

          The carrying amounts of the Company's financial instruments, which consist principally of cash, accounts receivable, accounts payable and notes payable; approximate fair value.

    Recent Accounting Standards

          In August 2001, the FASB issued SFAS No. 144, Accounting for the
          Impairment or Disposal of Long-lived Assets and for Long-lived Assets to Be Disposed Of, which resolves significant implementation issues that had evolved since the issuance of SFAS No. 121. SFAS No. 144 also establishes a single accounting model for long-lived assets to be disposed of by sale. The Company adopted SFAS No. 144 in the first quarter of fiscal 2003. Adoption of SFAS No. 144 had no impact on the
          Company's consolidated results of operations or financial position.

          The Company also adopted SFAS No. 148, Accounting for Stock-Based
          Compensation-Transition and Disclosure, in 2002. This standard amends the disclosure requirements of SFAS No. 123, requiring additional disclosures about stock-based compensation in the Company's financial statements. The adoption of SFAS No. 148 had no significant impact on the Company's results of operations or financial position.

Note 2:  Acquisition of Faith Walk Designs, Inc.

          On July 31, 2001, Faith Walk Designs, Inc. was merged with and into
          Step of Faith, Inc., a wholly owned subsidiary of Decorize, Inc. Step of Faith, Inc. then changed its name to Faith Walk Designs, Inc. Faith
          Walk has historically sourced its products in unpainted form from
          United States suppliers and added design finishing to them in Faith
          Walk's Houston, Texas manufacturing facility. However, under the
          Company's "direct ship" strategy, Faith Walk is creating designs and then sourcing finished products from the Company's suppliers in the far east and phasing out its domestic manufacturing operations.

          The purchase price was comprised of a 6.75% promissory note due July
          31, 2003 in the principal amount of $215,744, cash of $295,812 and
          161,443 shares in Decorize, Inc. common stock (valued at $510,000.)
          The acquisition was accounted for as a purchase, and the results of operations of Faith Walk Designs, Inc. have been included in the consolidated results of the Company since the acquisition date. The total cost of this acquisition, which was based on fair values of the net assets acquired is as follows:

           Accounts receivable                                $        327,467
           Inventories                                                 514,679
           Prepaid expenses and other                                   13,156
           Property and equipment                                       70,945
           Goodwill                                                  1,132,989

                                      F-11

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

           Accounts payable                                           (463,303)
           Accrued expenses                                             (5,709)
           Other liabilities                                           (81,492)
           Debt                                                       (487,177)
                                                               ---------------

           Total cost of net assets acquired                  $      1,021,555
                                                               ===============

        Pro forma results for the year ended June 30, 2002, would not be materially different from the actual results of operations due to the date of the Faith Walk acquisition, and are therefore not presented.

Note 3:  Inventories

                                                                   2003                2002
                                                            ---------------------------------------
                                                               (Unaudited)
           Raw materials                                     $        346,869   $        556,858
           Work-in-process                                             33,273              4,289
           Finished units                                           2,665,889          1,691,225
                                                              ---------------    ---------------

                                                             $      3,046,031   $      2,252,372
                                                              ===============    ===============

Note 4:  Debt

                                                                  2003                2002
                                                            ---------------------------------------
                                                               (Unaudited)
           Note payable, bank (A)                            $        103,557   $        132,499
           Convertible note payable, net of discount (B)              254,963            125,000
           Note payable, bank (C)                                          --            176,648
           Note payable, bank (D)                                          --            150,016
                                                              ---------------    ---------------
                                                                      358,520            584,163
           Less current maturities                                    285,900            462,970
                                                              ---------------    ---------------

                                                             $         72,620   $        121,193
                                                              ===============    ===============

(A)  Note payable to bank in monthly installments of $3,201, including interest at the bank's prime rate plus 1% (5.00% at June 30, 2003), through June
     2007, secured by inventories and accounts receivable.

(B)  The Company entered into a securities purchase agreement on February 26,
     2002 with NestUSA. Under this agreement the Company issued a convertible term note in the amount of $750,000 and warrants to purchase an aggregate of 300,000 shares of common stock. The note accrues interest at 6% and requires equal monthly installments of principal and interest of $68,423 to be paid on the last day of each calendar month beginning on March 31, 2003, through February 2004. Within one year the holder of this note may convert all or any portion of the outstanding balance of this note, including accrued but unpaid interest, into shares of common stock. The price at which the note is convertible is $2.50 per share. The warrants have an exercise price of $3.00 per share. If the Company does not obtain certain financing by December 31, 2002, the warrant exercise price will be reduced to $1.50 per share. The warrants are exercisable until February 26, 2005.

     The estimated fair value of the warrants and beneficial conversion terms related to this convertible note payable issued on February 26, 2002, amounted to $276,515 and $473,485, respectively and were recorded as a discount on the note. The discount is being amortized to interest expense over the two-year term of the convertible note payable using the interest method.

                                      F-12

     On January 1, 2003, the $750,000 convertible term note was changed by the issuance of an amended and restated convertible term note. The amended and restated note created new payment terms, extended the conversion option through December 31, 2003, and required issuance of three year warrants for an additional 216,000 shares of the Company's common stock at an exercise price of $2.80 per share that expire February 26, 2005. Interest accrues at the initial rate of 6.00% per annum, accrued and compounded annually.
     Principal and interest are payable monthly in the amount of $17,500 commencing on January 31, 2003, continuing until January 31, 2004, when the monthly payments increase to $53,351 through December 31, 2004, at which time the note is to be fully paid. In April 2003, the note holder agreed to defer $5,000 of the monthly payments of principal for April, May and June, which shall be paid as additional $5,000 principal payments in July, August and September of 2003.

     As of January 1, 2003, the estimated fair values of the warrants and beneficial conversion terms related to this convertible note were recognized as additional discounts to the carrying value of the note of
     $113,126 and $199,374, respectively, with an offsetting credit to paid-in capital. The aggregate discount on the convertible note as of January 1,
     2003, was equal to its $750,000 face value. This discount is being amortized to interest expense over the revised note term using the interest method. During the years ended June 30, 2003 and 2002, $463,625 and
     $125,000 was charged to interest expense relating to the amortization of discounts on this convertible note.

(C)  Note payable to bank in monthly installments of $1,111 plus interest, at the bank's prime rate plus 1.25%, through September 2002, secured by substantially all assets. This note was repaid in full by a stockholder on behalf of the Company during 2003.

(D)  Note payable to bank in monthly installments of $10,000, plus interest at the bank's prime rate plus 1%, through September 2002, secured by substantially all assets. This note was repaid in full by a stockholder on behalf of the Company during 2003

       The aggregate annual maturities of long-term debt at June 30, 2003, are as follows:

                                                                            Aggregate Principal
                            Year Ended June 30 (Unaudited)                      Maturities
           --------------------------------------------------------------------------------------

                 2004                                                         $        444,798
                 2005                                                                  387,597
                                                                               ---------------

                 Total aggregate principal payments                                    832,395

                 Less current portion                                                  285,900
                 Less unamortized portion of debt discount                             473,875
                                                                               ---------------

                 Long-term debt                                               $         72,620
                                                                               ===============

        Notes payable to stockholders at June 30, 2003, consists of the following unsecured notes:

                                                                2003                2002
                                                       --------------------------------------
                                                         (Unaudited)
           Note payable (E)                            $        925,000   $        925,000
           Note payable (E)                                     375,000            375,000
           Note payable (F)                                     214,240            214,240
           Note payable (G)                                     288,770                 --
           Note payable (H)                                          --            131,463
                                                        ---------------    ---------------

                                      F-13

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

                                                       $      1,803,010   $      1,645,703
                                                        ===============    ===============

(E)            Stockholder notes payable, interest at prime plus 1%, due at maturity, July 31, 2004.

(F)            Stockholder note payable, interest at 6.75% due at maturity, July
               31, 2004.

(G)            Stockholder note payable bearing interest at 5.75%, due October
               25, 2005. This note was issued in exchange for the stockholder's payment of two notes payable to bank (see (C) and (D) above.

(H)            Stockholder note payable, interest at prime, due at maturity,
               July 31, 2004. This note was repaid in full during 2003.

     The prime rate of interest at June 30, 2003 was 4.00%.

     A bank loan agreement requires the Company to maintain certain covenants, the more important of which restricts the purchase of its stock and payment of dividends.

Note 5:  Leases

     The Company leases various plant, office and showroom facilities and certain other equipment under agreements accounted for as operating leases.
     These leases expire through April 2008 and certain leases contain renewal options.

     The Company also leases equipment under agreements accounted for as capital leases. The assets under capital leases are amortized on a straight-line basis over the term of the lease, and lease amortization is included in depreciation expense. Property and equipment included $214,998 and $87,970 of assets under capital lease less $4,675 and $19,008 of accumulated depreciation at June 30, 2003 and 2002, respectively.

     Future minimum payments for noncancelable capital and operating leases with initial or remaining terms of one year or more at June 30, 2003, are as follows:

                                                                                 Operating           Capital
                                                                                  Leases              Leases
                                                                            ----------------------------------------

           2004                                                               $        360,653   $         71,298
           2005                                                                        340,424             57,980
           2006                                                                        309,505             38,117
           2007                                                                        251,511             14,118
           2008 and beyond                                                             256,468              5,911
                                                                               ---------------    ---------------

                                                                              $      1,518,561            187,424
                                                                               ===============

           Less amount representing interest                                                               41,090
                                                                                                  ---------------

           Present value of future minimum lease payments                                                 146,334

           Less current portion                                                                            49,200
                                                                                                  ---------------

                                                                                                 $         97,134
                                                                                                 ================

        Total rent expense incurred under operating leases amounted to $474,450 and $365,227 for the year ended June 30, 2003 and 2002, respectively.

Note 6:  Stockholders' Equity

                                      F-14

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        On August 4, 2001, the Decorize, Inc. board of directors authorized the issuance of up to 500,000 common stock purchase warrants to 11 former holders of Class B Units in Decorize.com, L.L.C. The warrants were exercisable for $2.00 per share. During 2002, 30,000 warrants were exercised for consideration of $60,000. The remaining 470,000 warrants expired June 30, 2003.

        In February 2002, the Company completed a private placement financing of
        $525,000 of restricted securities consisting of common stock and common stock warrants to accredited investors, which was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act.
        The Company sold the shares and warrants as Units at prices between
        $2.25 and $2.50 per Unit, with each Unit consisting of one share of our common stock and one five-year warrant to purchase one share of our common stock for $4.00 per share. The minimum purchase was 20,000 Units for $50,000. On February 28, 2002 the Company closed the private placement subscriptions for 220,000 Units at a total selling price of
        $525,000.

        Also during fiscal 2002, the Company issued 20,000 shares of common stock for aggregate proceeds of $50,000.

        The Company agreed to prepare a registration statement covering the common stock issued pursuant to sale of the Units and the associated warrants. The Company further pledged to use its best efforts to cause the registration statement for the common stock to be made effective by the SEC and to maintain the effectiveness of the registration statement until all such common stock has been resold by the initial owners.
        During 2003, the Company has deferred $159,172 of costs related to this registration, which are included in other assets on the consolidated balance sheet. These costs will offset additional paid-in capital when the registration becomes effective, or will be charged to expense in the event that the registration is abandoned.

        In December 2002, the Company completed a private placement of 785,714 shares of common stock, and warrants to acquire an additional 785,714 shares of common stock at an initial exercise price of $2.80 per share.
        Each purchaser received a warrant to purchase one share of common stock for each share of common stock purchased in the private placement. The private placement was completed in two separate closings on November 19,
        2002 and December 2, 2002. The aggregate purchase price for the common stock and the warrants was $1,100,000, based on a price per share of common stock equal to $1.40. As a cost of this private offering, the
        Company paid $60,000 and issued 17,857 shares of common stock, together with warrants for an aggregate of 171,428 shares of common stock, as brokerage fees, to parties acting on the Company's behalf in such placement. The warrants are exercisable at $1.40 per share for 42,857 shares, at $2.80 per share for 42,857 shares, at $1.68 per share for
        42,857 shares and at $3.36 per share for 42,857 shares. All of the warrants have an exercise period of three years, except for the warrants exercisable for 42,857 shares at a price of $2.80 per share, which have an exercise period of five years.

Note 7:  Income Taxes

        The provision for income taxes includes these components:

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
           Taxes currently payable                                            $             --   $             --
           Deferred income taxes                                                            --             32,700
                                                                               ---------------    ---------------

                  Income tax expense                                          $              0   $         32,700
                                                                               ===============    ===============

        A reconciliation of income tax expense at the statutory rate to the
        Company's actual income tax expense is shown below:

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
           Computed at the statutory rate (34%)                               $       (391,206)  $       (674,608)
           Increase (decrease) resulting from

                                      F-15

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

               Nondeductible expenses                                                   23,646            258,648
               State income taxes                                                      (42,810)           (48,447)
               Changes in the deferred tax asset valuation allowance                   416,912            520,700
               Other                                                                    (6,542)           (23,593)
                                                                               ---------------    ---------------

                  Actual tax expense                                          $              0   $         32,700
                                                                               ===============    ===============

        The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

                                                                                   2003                2002
                                                                            ----------------------------------------
           Deferred tax assets                                                  (Unaudited)
               Allowance for doubtful accounts                                $        109,261   $         81,760
               Accrued compensated absences                                             20,154             20,154
               Inventories                                                              48,703             49,102
               Capital lease obligations                                                13,305             22,121
               Net operating loss carryforwards                                        822,880            403,615
               Charitable contribution carryforwards and other                           7,671              1,095
                                                                               ---------------    ---------------
                                                                                     1,021,974            577,847
                                                                               ---------------    ---------------
           Deferred tax liabilities
               Property and equipment                                                  (54,261)           (39,562)
               Prepaid expenses                                                        (30,101)           (17,585)
                                                                               ----------------   ---------------
                                                                                       (84,362)           (57,147)
                                                                               ---------------    ---------------

                  Net deferred tax asset before valuation allowance                    937,612            520,700
                                                                               ---------------    ---------------

           Valuation allowance
               Beginning balance                                                      (520,700)                --
               (Increase) decrease during the period                                  (416,912)          (520,700)
                                                                               ---------------    ---------------

               Ending balance                                                         (937,612)          (520,700)
                                                                               ---------------    ---------------

                  Net deferred tax asset                                      $              0   $              0
                                                                               ===============    ===============

        For the years ended June 30, 2003 and 2002, the Company recorded a valuation allowance for the full amount of the net deferred tax asset otherwise recorded due to the losses causing uncertainty as to the realizability of the deferred tax assets in future years. As of June 30,
        2003 and 2002, the Company had approximately $2,160,000 and $1,060,000, respectively, of net operating loss carryforwards available to offset future federal income taxes. The carryforwards expire in varying amounts from 2021 to 2023, if unused. Utilization of the net operating loss carryforwards may be subject to certain limitations as a result of changes in ownership of the Company.

     Note 8: Profit-sharing Plan

    Profit-sharing Plan

        The Company has a 401(k) profit-sharing plan covering substantially all employees. The Company's contributions to the plan are determined annually by the Board of Directors. There were no Company contributions to the plan for 2003 or 2002.

     Note 9: Employee Stock Plans

    Stock Option Plan

                                      F-16

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        The Company has elected to follow APB Opinion No. 25, Accounting for
        Stock Issued to Employees, and related interpretations in accounting for its employee stock options rather than the alternative fair value accounting provided under SFAS No. 123.

        The Company has a stock options plan (1999 Equity Incentive Plan)
        providing for incentive and nonqualified stock options up to which
        3,000,000 shares of common stock are available to issuance to employees, officers, directors, and consultants. Options granted under this plan may expire as much as 10 years from the date of the grant at prices determined by the Board of Directors.

        A summary of the Company's stock option activity and related information for the years ended June 30, 2003 and 2002 is presented below:

                                                             2003
                                                          (Unaudited)                               2002
                                                                 Weighted Average                       Weighted Average
                                                   Shares         Exercise Price         Shares          Exercise Price
                                            -------------------------------------------------------------------------------

       Outstanding, beginning of year                  784,998         $ 1.97                 344,823      $  .99
           Granted                                     441,300           2.31                 454,700        2.73
           Exercised                                        --           --                        --        --
           Forfeited                                  (347,692)          2.01                 (14,525)       2.26
                                               ---------------                        ---------------

       Outstanding, end of year                        878,606           2.13                 784,998        1.97
                                               ===============                        ===============

       Options exercisable, end of year                476,637           1.86                 547,675        1.68

        The fair value of options granted is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
           Dividend per share                                                 $            --    $            --
           Risk-free interest rate                                                      4.3%               4.4% to 6%
           Weighted average expected life of options                              4 to 5 years            5 to 7 years
           Expected volatility of the Company's common stock market
              price                                                                    1.0084           0.516 to 0.463

           Weighted average fair value of options granted during the year               $1.58                    $1.82

        The following table summarizes information about stock options under the plan outstanding at June 30, 2003:

                                                     Options Outstanding                    Options Exercisable
                                             Weighted-Average
   Range of Exercise       Number         Remaining Contractual    Weighted Average      Number     Weighted Average
        Prices          Outstanding                Life             Exercise Price    Exercisable    Exercise Price
-----------------------------------------------------------------------------------------------------------------------

    $0.80 to $1.80           245,356            3.1 years               $0.93          223,354            $0.90
    $2.60 to $2.70           608,250            5.2 years               $2.53          228,283            $2.56
    $3.95 to $4.20            25,000            2.6 years               $4.00          25,000             $4.00

                                      F-17

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        The Company granted stock options to certain executives, employees and directors on various dates during 2003 and 2002. The exercise price of these options granted is equal to the market price on the date of the grant. There is no recorded expense related to grants of these options.

        On January 16, 2002, the Company granted options to an executive with an exercise price below the market price on the date of the grant. The
        Company has recorded $87,500 of stock compensation expense related to these options in fiscal 2002.

        On October 3, 2001, the Board of Directors approved the acceleration of vesting of 339,498 options granted June 29, 2001, held by certain current employees, including officers of the Company. These options have a 7-year life and originally vested on certain performance requirements being met. With the Board approval these options became fully vested as of June 29, 2002. Other than the changes in the vesting period, there was no other change in the terms of the original options as granted.

        FIN 44 requires, among other things, that stock options, which have been modified after December 15, 1998, to accelerate vesting, be accounted for with a new measurement date. Compensation is measured based on the award's intrinsic value at the date of modification and expenses over the new expected vesting period. As a result of the application of FIN
        44, the Company recorded a non-cash stock compensation expense of
        $618,394 in fiscal 2002. For 2003 and future periods, the Company will not have to record any additional stock compensation related to these options as they became fully vested on June 29, 2002.

        In 2002, the Company issued a warrant to purchase 150,000 shares of its common stock to an outside consultant for services rendered. The warrant has an exercise price of $3.00 per share and expires in November 2004.

Note 10: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

    General Litigation

        The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

    Major Supplier

        The Company purchases approximately 37% of its principal products from one supplier. There are a limited number of suppliers for these products.

Note 11: Employment Agreements

        As part of the GuildMaster, Inc. merger, employment agreements were entered into with two officers of the Company. The agreements are effective through June 2004 and prohibit the officers from competing against the corporation for two years after voluntarily terminating employment. One of the officers voluntarily ended his employment subsequent to June 30, 2003 (see Note 13.)

        In connection with the acquisition of Faith Walk (see Note 2) the
        Company entered into an employment agreement with a former officer of
        Faith Walk, dated July 31, 2001, with a term of four years which includes a two-year covenant-not-to-compete clause in the event that the officer voluntarily terminates employment. Bonuses, if any, are to be paid at the sole discretion of the Board of Directors.

Note 12: Future Liquidity Needs

                                      F-18

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        The Company has incurred losses and recurring negative cash flows since formation. Management is considering several alternatives for mitigating these conditions during the next year. These include establishing and expanding relationships with key customers, selective reductions of operating overhead and seeking additional sources of equity and debt financing.

Note 13: Subsequent Events

        On July 9, 2003, the Company established a $150,000 90-day bank line of credit personally guaranteed by an officer of the Company.

        On July 17, 2003, a promissory note for $150,000 bearing interest at prime, due October 11, 2003 was issued to an officer of the Company in exchange for a loan of $150,000 cash from the officer.

        An officer voluntarily ended his employment with the Company effective
        August 15, 2003. The Company has agreed to pay a total of approximately
        $170,000 in severance benefits to the officer between September 1, 2003, and December 31, 2004.

                                      F-19